SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): July 2, 1997



                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


         Maryland                  1-13080                    06-1391084
(State or other jurisdiction     (Commission               (IRS Employer
of incorporation)                  File No.)             Identification Number)


                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

                  On July 2, 1997, Grove Property Trust (formerly Grove Real Estate Asset Trust), a Maryland real estate investment trust (the "Company"), completed the purchase of 126 condominium units (the "Apartment Units") constituting a part of Greenfield Village Condominium in Rocky Hill, Connecticut ("Greenfield Village").

                  The purchase was made pursuant to a Purchase and Sale Agreement dated May 14, 1997 (the "Purchase Agreement") between Highland Income Partners, L.P. (the "Seller") and Grove Corporation, an affiliate of the Company ("Grove Corporation"). The rights and obligations of Grove Corporation under the Purchase Agreement were assigned prior to the purchase to Grove Rocky Hill Limited Partnership ("Grove Rocky Hill"), a newly-formed limited partnership which is owned 0.01% by GRHLP, Inc., a wholly owned subsidiary of the Company and the sole general partner of Grove Rocky Hill, and 99.99% by Grove Operating, L.P., a Delaware limited partnership of which the Company is the sole general partner (the "Operating Partnership"), and the sole limited partner of Grove Rocky Hill. There is no material relationship between the Seller and the Company, any of the affiliates of the Company or any of the Company's directors or officers or their affiliates.

                  The $4,282,500 purchase price for the Apartment Units was paid by the Company in cash utilizing a portion of the Company's cash and borrowings under the Company's Revolving Credit Agreement with Rhode Island Hospital Trust National Bank (a Bank of Boston company). In addition, Grove Rocky Hill assumed certain obligations of the Seller principally related to security deposits held by the Seller. The purchase price was determined by arms' length negotiations between the Seller and the Company taking into account, among other things, a capitalization rate analysis performed by the Company.

                  The Apartment Units were held as rental properties by the Seller, and the Company intends to continue holding the Apartment Units as rental properties. The Company's ownership of the 126 Apartment Units out of the total of 231 units at Greenfield Village gives the Company effective control over Greenfield Village. The Company plans to initiate a number of capital improvements at Greenfield Village, the cost of which will be borne entirely by the Company. It is currently anticipated that such capital improvements, which should be implemented over a two-year period, will have an aggregate cost of approximately $484,000.

                  In connection with the purchase of the Apartment Units, the Company paid $107,000 for expense and overhead reimbursement to National Realty Services, L.P., a limited partnership owned by four of the executive officers of the Company.



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Item 7.  Financial Statements and Exhibits.

                  (a) Financial statements of the Seller for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

                  (b) Pro forma financial statements for the periods specified in Regulation S-K will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

                  (c)  Exhibits.

     Exhibit No.                             Description
         2.1 Purchase and Sale Agreement dated May 14, 1997 between Highland Income Partners, L.P., as Seller, and Grove Corporation, as Purchaser


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROVE PROPERTY TRUST


Date: July 17, 1997       By:   /s/Joseph R. LaBrosse
                               -----------------------
                                Joseph R. LaBrosse
                                Chief Financial Officer

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                                  Exhibit Index

     Exhibit No.                   Description
         2.1 Purchase and Sale Agreement dated May 14, 1997 between Highland Income Partners, L.P., as Seller, and Grove Corporation, as Purchaser